Consent of Independent Registered Certified Public Accounting Firm


We consent to the use in this Registration Statement of International Surfacing, Inc. on Form SB-2 (amendment #1) of our report, dated April 14, 2003, except as to Note 1A, which is as of April 7, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
February 10, 2005